Exhibit 10.14

                         THE SANDWICH CO-OPERATIVE BANK
                              EMPLOYMENT AGREEMENT

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                                 1998 Amendment
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     WHEREAS, The Sandwich Co-operative Bank (the "Bank") has entered into an
Employment Agreement (the "Agreement") with _________________ (the "Employee") dated July 18,1994; and

     WHEREAS, in connection with the Bank's and Sandwich Bancorp's upcoming merger with Compass Bank for Savings and The 1855 Bancorp, the Bank desires to amend the Agreement to allow the Employee to receive his severance benefits in annual installments over a period of up to two years; and

     WHEREAS, the Board of Directors of the Bank and the Employee have determined that it is in their respective best interests to amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, the Agreement is hereby amended as follows, pursuant to Paragraph 13 thereof:

     1. The second sentence of Section 11(a) of the Agreement shall be amended in its entirety to provide as follows:

     Said sum shall be paid either (i) in one lump sum within ten days of such termination, or (ii) if prior to the date which is 90 days before the date on which a change in control occurs, the Employee files a duly executed irrevocable election form in the form attached hereto as Exhibit "A", payment of the amount payable under this Section 11(a) shall be made according to the elected schedule (i.e., in designated annual installments over a period of up to two years following the change in control). Deferred amounts shall bear interest from the date on which they would otherwise be payable until the date paid at a rate equal to the prevailing one-year constant maturity treasury rate.

     2. The first sentence in the second paragraph of Section 11(d) shall be amended by replacing "12-consecutive" with "24-consecutive".

     3. The third paragraph of Section 11(d) of the Agreement shall be amended in its entirety to provide as follows:



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1998 Amendment
Page 2

          (d) Upon the earlier of (i) the Trust's final payment of all amounts due under this Section 11 or (ii) the date 24 months after the change in control, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

     4. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Agreement other than stated above.

     WHEREFORE, the undersigned parties hereby approve this 1998 Amendment to the Agreement.


Date of Execution: ___________, 1998

ATTEST:                                     THE SANDWICH CO-OPERATIVE BANK


_______________________________              By____________________________
Secretary                                      Its_________________________



WITNESS:                                    EMPLOYEE



_______________________________              ______________________________